As filed with the Securities and Exchange Commission on August 8, 2016

File No. 001-37728

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form 10

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of

The Securities Exchange Act of 1934

Donnelley Financial Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-4829638
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

35 West Wacker Drive Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s telephone number, including area code)

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	[●]

Securities to be Registered Pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒ (Do not check if smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN ITEMS OF FORM 10

AND THE ATTACHED INFORMATION STATEMENT.

Item 1.	Business

The information required by this item is contained under the sections “Summary,” “Business,” “Available Information” and “Combined Financial Statements” of the information statement filed as Exhibit 99.1 hereto (the “Information Statement”). Those sections are incorporated herein by reference.

Item 1A.	Risk Factors

The information required by this item is contained under the section “Risk Factors” of the Information Statement. That section is incorporated herein by reference.

Item 2.	Financial Information

The information required by this item is contained under the sections “Summary,” “Selected Historical Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement. Those sections are incorporated herein by reference.

Item 3.	Properties

The information required by this item is contained under the section “Business—Properties” of the Information Statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of the Information Statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Corporate Governance and Management” of the Information Statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation

The information required by this item is contained under the sections “Corporate Governance and Management” and “Executive Compensation” of the Information Statement. Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions”; “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Corporate Governance and Management—Director Independence” of the Information Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Business—Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Separation and The Distribution,” “Dividend Policy,” “Business,” “Corporate Governance and Management,” “Shares Eligible for Future Sale” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities

On February 22, 2016, the Registrant was incorporated in the State of Delaware. On February 22, 2016, R.R. Donnelley & Sons Company acquired 100 shares of common stock, par value $0.01 per share, of the Registrant for $1.00.

Item 11.	Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “The Separation and the Distribution” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the section “Indemnification of Directors and Officers” of the Information Statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Selected Historical Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Combined Financial Statements” of the Information Statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.	Financial Statements and Exhibits

(a)	Financial Statements

The information required by this item is contained under the section “Combined Financial Statements” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit	Description

2.1	Form of Separation and Distribution Agreement among R. R. Donnelley & Sons Company, Donnelley Financial Solutions, Inc. and LSC Communications, Inc.

2.2	Form of Transition Services Agreement between Donnelley Financial Solutions, Inc. and R. R. Donnelley & Sons Company

2.3	Form of Transition Services Agreement between Donnelley Financial Solutions, Inc. and LSC Communications, Inc.

2.4	Form of Tax Disaffiliation Agreement between Donnelley Financial Solutions, Inc. and R. R. Donnelley & Sons Company

Exhibit	Description

2.5	Form of Patent Assignment and License Agreement between Donnelley Financial, LLC and R. R. Donnelley & Sons Company

2.6	Form of Trademark Assignment and License Agreement between Donnelley Financial, LLC and R. R. Donnelley & Sons Company

2.7	Form of Data Assignment and License Agreement between Donnelley Financial, LLC and R. R. Donnelley & Sons Company

2.8	Form of Trade Secret License Agreement between Donnelley Financial, LLC and R. R. Donnelley & Sons Company

3.1	Form of Amended and Restated Certificate of Incorporation of Donnelley Financial Solutions, Inc.

3.2	Form of Amended and Restated By-laws of Donnelley Financial Solutions, Inc.

4.1	Form of Registration Rights Agreement between Donnelley Financial Solutions, Inc. and R. R. Donnelley & Sons Company

8.1	Form of Tax Opinion of Sullivan & Cromwell LLP

10.1	Form of 2016 Donnelley Financial Solutions, Inc. Performance Incentive Plan

10.2	Form of Donnelley Financial Solutions, Inc. Non-Employee Director Compensation Plan

10.3	Form of Donnelley Financial Nonqualified Deferred Compensation Plan

10.4	Form of Assignment of Employment Agreement and Acceptance of Assignment between Donnelley Financial Solutions, Inc., R. R. Donnelley & Sons Company and Daniel N. Leib*

10.5	Form of Assignment of Employment Agreement and Acceptance of Assignment between Donnelley Financial Solutions, Inc., R. R. Donnelley & Sons Company and Thomas F. Juhase*

10.6	Form of Assignment of Severance Agreement and Acceptance of Assignment between Donnelley Financial Solutions, Inc., R. R. Donnelley & Sons Company and David A. Gardella*

10.7	Form of Assignment of Severance Agreement and Acceptance of Assignment between Donnelley Financial Solutions, Inc., R. R. Donnelley & Sons Company and Jennifer B. Reiners*

21.1	Subsidiaries of Donnelley Financial Solutions, Inc.*

99.1	Preliminary Information Statement dated August 8, 2016

*To be filed by amendment

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Donnelley Financial Solutions, Inc.

By	/s/ Suzanne Bettman
Name:	Suzanne Bettman
Title:	President

Dated: August 8, 2016